                                                                    Exhibit 8(x)

                                  AMENDMENT TO
                            PARTICIPATION AGREEMENT

     THIS AGREEMENT, made and entered into as of July 22, 1999 ("Agreement"), by and among ML Life Insurance Company of New York, a New York life insurance company ("Insurer"); Alliance Capital Management L.P., a Delaware limited partnership ("Adviser"), the investment adviser of the Fund referred to below; and Alliance Fund Distributors, Inc., A Delaware corporation ("Distributor"), the Fund's principal underwriter (collectively, the "Parties");

                                WITNESSETH THAT:

     WHEREAS Insurer, the Distributor, and the Adviser have entered into a Participation Agreement, (the "Participation Agreement") dated as of December 12, 1996, whereby shares of investment portfolios of Alliance Variable Products Series Fund, Inc. (the "Fund") are made available to serve as the underlying investment medium for variable annuity contracts of Insurer (the "Contracts"); and

     WHEREAS, as of May 1, 1997 Schedule A of the Participation Agreement was amended to provide for the contribution to the Fund of amounts attributable to variable life insurance policies (the "Policies") of Insurer; and

     WHEREAS, as of June 5, 1998 Schedule A of the Participation Agreement was amended to make shares of an additional investment portfolio of the fund available to serve as the underlying investment medium for the Contracts; and

     WHEREAS, the Parties now desire to amend Schedule A of the Participation Agreement to make shares of an additional investment portfolio of the Fund available to serve as the underlying investment medium for the Policies.

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereby amend Schedule A of the Participation Agreement as reflected in the attached schedule to this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


                              ML LIFE INSURANCE COMPANY OF NEW YORK


                              By:  /s/ Barry G. Skolnick
                                  --------------------------------------
                              Name:  Barry G. Skolnick
                              Title: Senior Vice President, General Counsel
                                     & Secretary


                              ALLIANCE CAPITAL MANAGEMENT L.P.
                              By: Alliance Capital Management Corporation,
                                  its General Partner

                              By:  /s/ John D. Carifa
                                  --------------------------------------
                              Name:  John D. Carifa
                              Title: President & Chief Operating Officer


                              ALLIANCE FUND DISTRIBUTORS, INC.

                              By:  /s/ Edmund P. Bergan, Jr.
                                  --------------------------------------
                              Name:  Edmund P. Bergan, Jr.
                              Title: Senior Vice President & General Counsel

                                                             As of July 22, 1999

                                   SCHEDULE A


                       ACCOUNTS, POLICIES AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT


--------------------------------------------------------------------------------
ML of New York Variable           Merrill Lynch         Premier Growth Portfolio
  Annuity Separate               Retirement Plus
     Account A                                              Quasar Portfolio
    (8/14/91)

--------------------------------------------------------------------------------
 ML of New York Variable          Merrill Lynch         Premier Growth Portfolio
Life Separate Account II          Investor Life
     (12/4/91)                                              Quasar Portfolio

                                  Merrill Lynch
                                Investor Life Plus


                                  Merrill Lynch
                               Estate Investor I


                                  Merrill Lynch
                               Estate Investor II

--------------------------------------------------------------------------------
ML of New York Life           Prime Plan V, VI, 7       Premier Growth Portfolio
   Variable Life
  Separate Account            Prime Plan Investor        Quasar Portfolio
     (11/19/90)
--------------------------------------------------------------------------------